Exhibit 99.1

FTAI Aviation Audit Committee Completes Independent Review, Expects to File 10-K Timely

NEW YORK – February 20, 2025 – FTAI Aviation Ltd. (NASDAQ: FTAI) (“FTAI” or the “Company”) today announced that the Board of Directors’ Audit Committee has completed its review, conducted by independent legal and forensic accounting advisors, into assertions made by certain short seller reports in January 2025 and determined that the allegations made against the Company are without merit. The Company expects to file its Form 10-K timely.

Paul R. Goodwin, Chair of the Audit Committee, commented, “After a thorough and comprehensive review with the support of our independent legal and forensic accounting advisors, we have determined that the assertions made in the short seller reports are unsupported and have no merit. The Audit Committee and full Board continue to take seriously our responsibility to FTAI shareholders to maintain high standards of corporate governance and internal compliance and financial reporting controls, as well as transparent and timely disclosure.”

Fourth Quarter and Full Year 2024 Earnings

As previously disclosed, the Company plans to announce its financial results for the fourth quarter and full year 2024 after the closing of Nasdaq on Wednesday, February 26, 2025. Management will host a conference call on Thursday, February 27, 2025 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BId401ec69ff8f491fb21444c5bbd87f54/. Once registered, participants will receive a dial-in and unique pin to access the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/.

ABOUT FTAI AVIATION

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including the Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to the timing of the filing of the Company’s Annual Report Form 10-K. Forward-looking statements are not statements of historical fact but instead are based on the Company’s present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon the Company’s historical performance and on its current plans, estimates and expectations in light of information currently available to the Company. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, as updated by annual, quarterly and other reports the Company files with the Securities and Exchange Commission.

Contacts

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@ftaiaviation.com

Media

Tim Lynch / Aaron Palash / Kelly Sullivan
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449